AMENDED AND RESTATED
INDEPENDENCE CONTRACT DRILLING, INC.
2019 OMNIBUS INCENTIVE PLAN

DIRECTOR ONE-YEAR VESTING

RESTRICTED STOCK AWARD AGREEMENT

GRANTEE: Name

This Restricted Stock Award Agreement (this “Agreement”) is made by and between Independence Contract Drilling, Inc., a Delaware corporation (the “Company”), and the individual named above (the “Grantee”) effective as of _______, 202__ (the “Grant Date”), pursuant to the Amended and Restated Independence Contract Drilling, Inc. 2019 Omnibus Incentive Plan, as amended (the “Plan”), a copy of which previously has been made available to the Grantee and the terms and provisions of which are incorporated by reference herein.  In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control.

Whereas, the Company desires to grant to the Grantee the shares of the Company’s common stock, $0.01 par value per share, specified herein (the “Shares”), subject to the terms and conditions of this Agreement; and

Whereas, the Grantee desires to have the opportunity to hold the Shares subject to the terms and conditions of this Agreement;

Now, Therefore, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Definitions. For purposes of this Agreement, in addition to the defined terms contained in Exhibit A to this Agreement, the following terms shall have the meanings indicated:
(a) “Forfeiture Restrictions” shall mean the prohibitions and restrictions set forth herein with respect to the sale or other disposition of the Shares issued to the Grantee hereunder and the obligation to forfeit and surrender such Shares to the Company.
(b) “Period of Restriction” shall mean the period during which Restricted Shares are subject to Forfeiture Restrictions and during which Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered.
(c)“Restricted Shares” shall mean the Shares that are subject to the Forfeiture Restrictions under this Agreement.

Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

2.Grant of Restricted Shares.  Effective as of the Grant Date, the Company shall cause to be issued in the Grantee’s name the following Shares as Restricted Shares:  _____ shares of the Company’s common stock, $.01 par value, which are granted pursuant to the terms of the Plan.  The Company shall cause certificates or electronic book entries evidencing the Restricted Shares, and any shares of Stock or rights to acquire shares of Stock distributed by the Company in respect of Restricted Shares during any Period of Restriction (the “Retained Distributions”), to be issued in the Grantee’s name.  During the Period of Restriction such electronic book entries and certificates shall bear a restrictive legend to the effect that ownership of such Restricted Shares (and any Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and this Agreement.  The Grantee shall have the right to vote the Restricted Shares awarded to the Grantee and to receive currently and retain all regular dividends paid in cash or property (other than Retained Distributions), and to exercise all other rights, powers and privileges of a holder of Shares, with respect to such Restricted Shares, with the exception that (a) the Grantee shall not be entitled to delivery of the stock certificate or certificates or electronic book entries representing such Restricted Shares until the Forfeiture Restrictions applicable thereto shall have expired, (b) the Company shall retain custody of all Retained Distributions made or declared with respect to the Restricted Shares (and such Retained Distributions shall be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts and (c) the Grantee may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Shares or any Retained Distributions during the Period of Restriction.  Upon issuance any certificates shall be delivered to such depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions which shall be forfeited in accordance with the Plan and this Agreement.  In accepting the award of Shares set forth in this Agreement the Grantee accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement.
3.Transfer Restrictions.  The Shares granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, to the extent then subject to the Forfeiture Restrictions.  Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby.  Further, the Shares granted hereby that are no longer subject to Forfeiture Restrictions may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws.  The Grantee also agrees that the Company may (a) refuse to cause the transfer of the Shares to be registered on the applicable stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law and (b) give related instructions to the transfer agent, if any, to stop registration of the transfer of the Shares.
4.Vesting.

(a)The Shares that are granted hereby shall be subject to the Forfeiture Restrictions.  The Forfeiture Restrictions shall lapse as to the Shares that are awarded hereby in accordance with the following schedule, provided that the Grantee’s employment with the Company and its subsidiaries has not terminated prior to the applicable lapse date:
Lapse Date	Percentage of Restricted Shares as to Which Forfeiture Restrictions Lapse
first anniversary of Grant Date	100%

(b)Notwithstanding any other provision of this Agreement, Plan or any other agreement to the contrary, if, during the Term, upon the occurrence of a Change of Control, any remaining Forfeiture Restrictions shall lapse as to all then unvested Restricted Shares that are granted hereby.
(c)Upon the lapse of the Forfeiture Restrictions with respect to the Shares granted hereby the Company shall cause to be delivered to the Grantee a stock certificate or electronic book entry representing such Shares, and such Shares shall be transferable by the Grantee (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law).
(d)Except as otherwise provided in Section 4(b) hereof, if the Grantee ceases to serve as a director of the Company or an Affiliate for any reason (including due to the death or Disability of the Grantee) before the applicable lapse date, the Forfeiture Restrictions then applicable to the Restricted Shares shall not lapse and all the Restricted Shares shall be immediately forfeited to the Company.
5.Capital Adjustments and Reorganizations.  The existence of the Restricted Shares shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.
6.Tax Withholding.  To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in income to the Grantee for federal, state, local or foreign income, employment or other tax purposes with respect to which the Company or its subsidiaries or any Affiliate has a withholding obligation, the Grantee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company or its subsidiaries or any Affiliate may require to meet its obligation under applicable tax laws or regulations, and, if the Grantee fails to do so, the Company or its subsidiaries or any Affiliate is authorized to withhold from the Shares granted hereby or from any cash or stock remuneration then or thereafter payable to the Grantee in any capacity any tax required to be withheld by reason of such resulting income, sufficient to satisfy the withholding obligation.

7.Section 83(b) Election.  The Grantee shall not exercise the election permitted under section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Shares without the prior written approval of the General Counsel or the Chief Financial Officer of the Company.  If the General Counsel or the Chief Financial Officer of the Company permits the election, the Grantee shall timely pay the Company the amount necessary to satisfy the Company’s attendant tax withholding obligations, if any, and shall provide a copy of any such filing to the Company promptly after submission to the Internal Revenue Service.
8.No Guarantee of Tax Consequences.  The Company and the Committee make no commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to any person eligible for compensation or benefits under this Agreement.  The Grantee has been advised and been provided the opportunity to obtain independent legal and tax advice regarding the granting, vesting and settlement of Restricted Shares pursuant to the Plan and this Agreement.
9.No Fractional Shares.  All provisions of this Agreement concern whole Shares.  If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.
10.Not an Employment Agreement.  This Agreement is not an employment or service agreement, and no provision of this Agreement shall be construed or interpreted to create an employment or other service relationship between the Grantee and the Company, its subsidiaries or any of its Affiliates, to guarantee the right to continuing serving as a director of  the Company, its subsidiaries or any of its Affiliates for any specified term or to require the Company, its subsidiaries or any of its Affiliates to employ the Grantee for any period of time.
11.Legend.  The Grantee consents to the placing on the certificate or electronic book entry for the Shares an appropriate legend restricting resale or other transfer of the Shares except in accordance with all applicable securities laws and rules thereunder.
12.Notices.  Any notice, instruction, authorization, request, demand or other communications required hereunder shall be in writing, and shall be delivered either by personal delivery, by telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the Company’s principal business office addressed to the attention of the Company’s General Counsel and to the Grantee at the Grantee’s residential address indicated beneath the Grantee’s signature on the execution page of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.
13.Amendment and Waiver.  Except as otherwise provided herein or in the Plan or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Grantee.  Only a written instrument executed and delivered by the party waiving compliance hereof shall waive any of the terms or conditions of this Agreement.  Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than the Grantee.  The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same.  No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

14.Dispute Resolution.  In the event of any difference of opinion concerning the meaning or effect of the Plan or this Agreement, such difference shall be resolved by the Committee.
15.Governing Law and Severability.  The validity, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.  The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.
16.Clawback Provisions.   Notwithstanding any other provisions in this Agreement or any other agreement between Grantee and the Company, any incentive-based compensation, or any other compensation, payable pursuant to this Agreement or any other agreement or arrangement with the Company or an affiliate which is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company or an affiliate pursuant to such law, government regulation or stock exchange listing requirement.)
17.Successors and Assigns.  Subject to the limitations which this Agreement imposes upon the transferability of the Shares granted hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and the Grantee, the Grantee’s permitted assigns, executors, administrators, agents, legal and personal representatives.
18.Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

In Witness Whereof, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Grantee has executed this Agreement, all effective as of the date first above written.

INDEPENDENCE CONTRACT DRILLING, INC.

By:
Name:J. Anthony Gallegos
Title:Chief Executive Officer

Address for Notices:

Independence Contract Drilling, Inc.
20475 Hwy 249, Suite 300
Houston, Texas 77070
Attn: Chief Executive Officer

GRANTEE

Name:

Address for Notices:

Executive’s then current address shown in the Company’s records.

Restricted Stock

Irrevocable Stock Power

Know all men by these presents, that the undersigned, For Value Received, has bargained, sold, assigned and transferred and by these presents does bargain, sell, assign and transfer unto the Secretary of Independence Contract Drilling, Inc. a Delaware corporation (the “Company”), the Shares transferred pursuant to the Restricted Stock Award Agreement dated _________, 202__, between the Company and the undersigned; and subject to and in accordance with such Restricted Stock Award Agreement the undersigned does hereby constitute and appoint the Secretary of the Company the undersigned’s true and lawful attorney, IRREVOCABLY, to sell, assign, transfer, hypothecate, pledge and make over all or any part of such Shares and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or his substitutes shall lawfully do by virtue hereof.

In Witness Whereof, the undersigned has executed this Irrevocable Stock Power effective the ___ day of _____, 202__.

Name:

EXHIBIT A

(1)	“Change of Control” shall mean:

(i)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50 percent or more of either (A) the then outstanding shares of common stock or membership interests of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or managers (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection A, the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company or any acquisition by the Company; or (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (3) any acquisition by any corporation pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (i) of this definition; or

(ii)    individuals, who, as of the date hereof constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders or members, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for purpose of this subsection (ii), any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)    consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”) in each case, unless, following such Corporate Transaction, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding

Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (3) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(iv)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, any Permitted Transaction (defined below) that would otherwise constitute a Change of Control under clause (i) or (iii) above as a result of any Permitted Holder(s) (defined below) or its or their Affiliate(s) (as defined in the Plan) acquiring such beneficial ownership interest in the outstanding voting securities of the Company or the surviving company with respect to a Corporate Transaction shall not be considered a Change of Control for purposes of this Agreement.

For purposes of the definition of Change of Control, a “Permitted Holder” shall mean any holder of the Company’s Floating Rate Convertible Senior Secured PIK Toggle Notes due 2026 (the “Convertible Notes”) as of the Effective Date; and “Permitted Transaction” shall mean any transaction or series of transactions involving the repayment, refinancing, exchange, conversion, extension, or extinguishment of the Convertible Notes, or any combination thereof; provided however, a Permitted Transaction shall not include any Corporate Transaction in which either:  (i) the outstanding voting securities of the surviving entity in such Corporate Transaction are not registered under the Securities Act of 1934, as amended, immediately after giving effect to the Corporate Transaction; or (ii) the Permitted Holders and the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction do not beneficially own in the aggregate more than 50% of the outstanding voting securities of the corporation or surviving entity resulting from such Corporate Transaction.